[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

Exhibit 10.35.5

FIFTH AMENDMENT TO LEASE

(Towne Centre Plaza)

THIS FIFTH AMENDMENT TO LEASE (“Fifth Amendment”) is made and entered into as of the 14th day of October, 2014, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”), and LOAN DEPOT.COM, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A. Landlord and Tenant’s predecessor-in-interest, LoanDepot.com Lending, LLC, a Delaware limited liability company, entered into that certain Standard Office Lease dated as of March 10, 2011 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of September 7, 2012 (the “First Amendment”), that certain Second Amendment to Lease dated as of January 24, 2013 (the “Second Amendment”), that certain Third Amendment to Lease by and between Landlord and Tenant and dated as of March 27, 2014 (the “Third Amendment”), and that certain Fourth Amendment to Lease dated as of June 10, 2014 (the “Fourth Amendment”), whereby Tenant leases certain office space located in that certain three-building development known as Towne Centre Plaza (the “Development”), which Development is comprised of those certain buildings located and addressed at each of 26632 (the “26632 Building”), 26642 (“the “26642 Building”) and 26672 (the “26672 Building”) Towne Centre Drive, Foothill Ranch, California 92610. The Original Lease, as amended by each of the First Amendment, Second Amendment, Third Amendment, and Fourth Amendment, shall herein be referred to, collectively, as the “Lease”.

B. Pursuant to Section 7 of the Fourth Amendment, the total Security Deposit held by Landlord for the “Existing Premises” (as that term is defined in Section 1 below) is $[***].

C. By this Fifth Amendment, Landlord and Tenant desire that Tenant lease additional space within the 26632 Building, and to otherwise modify the Lease as provided herein.

D. Unless otherwise defined herein, capitalized terms shall have the meanings given such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Existing Premises. Landlord and Tenant hereby acknowledge that Tenant currently leases from Landlord that certain office space in the Development consisting of a total of 127,720 rentable square feet (the “Existing Premises”), which Existing Premises are comprised of (i) 6,318 rentable square foot in the 26632 Building and known as Suite 200 (the “26632 Building Premises”); (ii) 67,694 rentable square feet comprising the entirety of the 26642 Building (the “26642 Building Premises”), and (iii) a total of 53,708 rentable square feet in the 26672 Building (the “26672 Building Premises”) consisting of (A) 6,515 rentable square feet known as Suite 100, (B) 9,200 rentable square feet known as Suite 125, (C) 5,317 rentable square feet known as Suite 150, (D) 23,464 rentable square feet consisting of the entire second (2nd) floor, (E) 5,903 rentable square feet known as Suites 300 and 305, and (F) 3,309 rentable square feet known as Suite 310.

2. Expansion Space. That certain space located on the third (3rd) floor of the 26632 Building known as Suite 305, as outlined on the floor plan attached hereto as EXHIBIT A, shall be referred to herein as the “Expansion Space.” Landlord and Tenant hereby stipulate that the Expansion Space contains 3,547 rentable square feet. Tenant shall commence to pay charges for the Expansion Space pursuant to the Lease, as hereby amended, effective as of November 1, 2014 (“Expansion Commencement Date”); provided, however, that Landlord shall provide Tenant with access to the Expansion Space upon full execution and delivery of this Fifth Amendment by Landlord and Tenant for the purposes of installing Tenant’s furniture, fixtures, and equipment and Tenant’s telephone, network, and data cabling, and Tenant shall have no obligation to pay Basic Rental with respect to the Expansion Space during the period of such access, provided that (i) Tenant’s access shall not interfere with Landlord’s completion of the Improvement Work, (ii) Tenant shall provide a certificate of insurance in accordance with Section 14 of the Original Lease for the Expansion Space prior to such entry, and (iii) the terms and conditions of Section 13(a) of the Original Lease shall apply to such access by Tenant. The addition of

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Development to a total of 131,267 rentable square feet. Effective as of the Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Expansion Space.

3. Expansion Space Term. The Term for Tenant’s lease of the Expansion Space (“Expansion Space Term”) shall commence on the Expansion Commencement Date and shall expire co-terminous with Tenant’s lease of the Existing Premises on July 31, 2016 (the “Expiration Date”).

4. Basic Rental. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, Tenant shall pay, in accordance with the applicable provisions of the Lease and this Section 4, monthly installments of Monthly Basic Rental for the Expansion Space as follows:

Lease Period	Monthly Basic Rental		Monthly Basic Rental per Rentable Square Foot
November 1, 2014 - October 31, 2015	$	[***]	$	[***]
November 1, 2015 - July 31, 2016	$	[***]	$	[***]

5. Tenant’s Proportionate Share and Base Year. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, (i) Tenant’s Proportionate Share for the Expansion Space shall be 1.73%; and (ii) the Base Year for the Expansion Space shall be the calendar year 2015.

6. Improvements to the Expansion Space. Upon full execution and delivery of this Fifth Amendment, Tenant shall be entitled to a one-time improvement allowance (the “Improvement Allowance”) in the amount of $[***] for the costs relating to certain improvement work in the Expansion Space (the “Improvement Work”), which work shall include, but is not limited to, repainting painted walls throughout the Expansion Space and repairing carpeting throughout the Expansion Space. Notwithstanding the foregoing, Tenant shall have the right to apply any unused portion of the Improvement Allowance, if any, toward its Monthly Basic Rental obligation for the Expansion Space following Landlord’s receipt of Tenant’s written request therefor. In no event shall Landlord be obligated to make disbursements pursuant to this Section 6 in a total amount which exceeds the Improvement Allowance and in no event shall Tenant be entitled to any credit for any unused portion of the Improvement Allowance not used by Tenant by May 31, 2015. Landlord shall independently retain the contractor, on behalf of Tenant, to perform the Improvement Work within the Expansion Space and Landlord shall coordinate such work by said contractor and use its commercially reasonable efforts to cause the Improvement Work to be completed by the Expansion Commencement Date, provided Tenant has timely executed this Fifth Amendment. Tenant hereby agrees that the performance of the Improvement Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Basic Rental payable pursuant to this Fifth Amendment. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Improvement Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Expansion Space resulting from the performance of the Improvement Work or for any inconvenience or annoyance occasioned by the performance of such work,. Except as specifically set forth in this Section 6, Tenant hereby agrees to accept the Expansion Space in its “as-is” condition and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any other work or services related to the improvement of the Expansion Space. Landlord shall cause the following elements of the 26632 Building serving the Expansion Space to be in good working order, condition and repair as of the Expansion Commencement Date: (i) the heating, ventilating and air conditioning systems servicing the Expansion Space, (ii) the electrical system servicing the Expansion Space, (iii) the fire/life safety system within the Expansion Space, and (iv) the plumbing system servicing the Expansion Space. If any such items are not in good working order, condition and repair as of such date, then as Tenant’s sole remedy, upon notice from Tenant, Landlord shall, at Landlord’s sole cost and expense, cause such items to be in good working order, condition and repair; provided, however, that, unless and to the extent such items are not in good working order, condition and repair as a result of latent defects not reasonably discoverable by an inspection of the 26632 Building or Expansion Space, if Tenant fails to so notify Landlord in writing that any such items are not in good working order, condition and repair by November 15, 2014, Landlord shall be deemed to have satisfied its obligations with respect to this paragraph. Furthermore, Landlord shall (a) as an Operating Cost to the extent permitted by Section 3 of the Original Lease (and otherwise at Landlord’s sole cost and expense), cause the 26632 Building to comply with any applicable requirements of the ADA (provided that this obligation shall not apply to the Expansion Space nor to any requirements attributable to Tenant’s use of the Expansion Space or Tenant’s specific improvements within the Expansion Space), and (b) at Landlord’s sole cost and expense, cause the Expansion Space, as of the Expansion Commencement Date, to comply with any applicable Laws regarding mold, mildew, fungus or other dangerous organisms. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Expansion Space.

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

7. Security Deposit. Tenant has previously deposited with Landlord $[***] as a Security Deposit under the Lease. Concurrently with Tenant’s execution of this Fifth Amendment, Tenant shall deposit with Landlord an additional $[***] for a total Security Deposit under the Lease, as amended herein, of $[***]. Landlord shall continue to hold the Security Deposit, $[***] as increased herein, in accordance with the terms and conditions of Section 4 of the Original Lease.

8. Parking. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Space Term, Tenant shall have the use of up to [***] additional unreserved surface lot parking passes for use in the 26632 Building’s parking facility free of charge. Tenant’s use of such additional parking passes shall be in accordance with, and subject to, all provisions of Section 23 of the Original Lease.

9. Brokers. Each party represents and warrants to the other that no broker, agent or finder, other than Don Nourse of Lee & Associates on behalf of Landlord and John Gillespie of Newport Commercial Realty Advisors on behalf of Tenant (collectively, the “Brokers”), negotiated or was instrumental in negotiating or consummating this Fifth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity, other than the Brokers, who claims or alleges that they were retained or engaged by or at the request of such party in connection with this Fifth Amendment.

10. Acceptable & Unacceptable Forms of Payment. Notwithstanding any contrary provision of the Lease, any and all amounts due and payable by Tenant to Landlord shall be in the form of (i) business checks, (ii) wire transfers, (iii) electronic funds transfers, or (iv) Automated Clearing House payments. Any other forms of payment are not acceptable to Landlord, including, without limitation, (i) cash or currency, (ii) cashier’s checks and money orders, (iii) travelers checks, (iv) payments from non-bank financial institutions (including credit unions), (v) multiple payments for one scheduled payment, and (vi) third party checks.

11. California Certified Access Specialist Inspection. Landlord hereby informs Tenant that the 26632 Building has not undergone inspection by a Certified Access Specialist (as defined in the California Code of Regulations).

12. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Fifth Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

13. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THE LEASE (AS AMENDED BY THIS FIFTH AMENDMENT), FOR DAMAGES FOR ANY BREACH UNDER THE LEASE (AS AMENDED BY THIS FIFTH AMENDMENT), OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY UNDER THE LEASE (AS AMENDED BY THIS FIFTH AMENDMENT).

14. No Further Modification. Except as set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall apply during the Expansion Space Term and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Fifth Amendment.

(Signatures appear on following page.)

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the day and year first above written.

“LANDLORD”

ARDEN REALTY LIMITED PARTNERSHIP,
a Maryland limited partnership

	By:	ARDEN REALTY, INC.,
a Maryland corporation
Its: Sole General Partner

By: /s/ Scott E. Lyle 10-24-14
Its: Scott E. Lyle Chief Operating Officer

“TENANT”

LOAN DEPOT.COM, LLC,
a Delaware limited liability company

	By:	/s/ David Norris
	Print Name:	David Norris
	Title:	President & COO

	By:	/s/ Tomo Yebisu
	Print Name:	Tomo Yebisu
	Title:	President, Direct Lending

EXHIBIT A - Outline of Expansion Space

Exhibit A-l